UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 7, 2010

FOUR RIVERS BIOENERGY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31091	980442163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 South Molton Street, 3rd Floor London, United Kingdom	W1K 5QP
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number: (International Country Code: 44) 1642 674085

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The board of directors of Four Rivers Bioenergy Inc., has determined to hold an annual meeting of shareholders on April 14, 2011.  This Current Report on Form 8-K is intended to serve as the required notice of the annual meeting under Section 5(b) of the by-laws and applicable regulatory provisions.  The board of directors currently believes that the annual meeting will include only the presentation and election of a slate of directors and approval of the independent auditors. The record date for shareholders eligible to vote at the meeting and the approximate mailing date of the proxy materials will be determined by the board at a date in the future and duly noticed, all in accordance with state law, company by-laws and SEC requirements.  The proxy materials will include the Annual Report on Form 10-K for the fiscal year ended October 31, 2010 which is due to be filed on January 31, 2011.

Item 9.01  Financial Statements and Exhibits.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2010	FOUR RIVERS BIOENERGY INC.

	By:	/s/ Martin Thorp
Name: Martin Thorp
Title: Chief Financial Officer